UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2024

Onconetix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 5, 2024, Onconetix, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were:

(1)	the election of Timothy Ramdeen and Ajit Singh to serve as Class III directors on the Board for a three-year term that expires at the 2027 Annual Meeting of Stockholders, or until their successors are elected and qualified (the “Director Election Proposal”);

(2)	the approval of amendments to the Company’s 2022 Equity Incentive Plan to increase the aggregate number of shares of Common Stock which may be issued under the plan by 54,850,000 shares from 3,150,000 to 58,000,000 shares (the “2022 Plan Proposal”);

(3)	the adoption and approval of the Amendment to effect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio in the range of one-for-thirty (1:30) to one-for-sixty (1:60), with such ratio to be determined by the Board (the “Reverse Stock Split Proposal”);

(4)	the approval of, in accordance with Nasdaq Listing Rule 5635, the issuance of up to 5,709,935 shares of Common Stock, subject to adjustment, upon conversion of the Company’s Series A Preferred Stock, par value $0.00001 per share (the “Series A Conversion Proposal”);

(5)	the approval of, in accordance with Nasdaq Listing Rule 5635, the issuance of: (i) 269,672,900 shares of Common Stock to be issued upon conversion of the Company’s Series B Preferred Stock, par value $0.00001 per share, (ii) such number of shares of Common Stock to be issued by the Company in a $5 million private placement financing of units, which shall initially include 20,000,000 shares of Common Stock and up to 6,000,000 shares of Common Stock underlying warrants included in the units, subject to adjustment, plus such additional number of shares of Common Stock to be issuable upon the satisfaction of certain price protection conditions, as described further herein and (iii) the assumption and conversion of outstanding stock options of Proteomedix AG, a Swiss company (“Proteomedix”), in accordance with the terms of the Share Exchange Agreement between the Company and Proteomedix (the “PMX Issuance Proposal”);

(6)	the approval of, in accordance with Nasdaq Listing Rule 5635, the issuance of (i) 22,375,926 shares of the Company’s Common Stock upon the exercise of inducement preferred investment options and (ii) 522,105 shares of the Company’s Common Stock upon the exercise of placement agent warrants, that were issued in and in connection with our offering that closed on July 12, 2024, as contemplated by Nasdaq Listing Rules, that may be equal to or exceed 20% of our Common Stock outstanding before such offering (the “Warrant Inducement Proposal”);

(7)	the ratification of the appointment by the Board of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Ratification Proposal”); and

(8)	the approval of the adjournment of the Annual Meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve any one or more of the foregoing proposals (the “Adjournment Proposal”).

At the Annual Meeting, all of the matters voted on were approved, based upon an aggregate of 29,683,869 shares of Common Stock outstanding as of July 31, 2024, the record date for the Annual Meeting. The final voting results were as follows:

1. Director Election Proposal

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Timothy Ramdeen	6,238,121	322,243	7,285,738
Ajit Singh	6,368,501	191,863	7,285,738

2. The 2022 Plan Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,956,245	1,296,613	307,506	-

3. The Reverse Stock Split Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,403,389	1,168,606	274,107	-

4. The Series A Conversion Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,275,843	700,494	584,027	7,285,738

5. The PMX Issuance Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,131,801	716,067	70,322	7,285,738

6. The Warrant Inducement Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,644,912	596,351	319,101	7,285,738

7. The Auditor Ratification Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,323,616	283,110	239,376	-

8. The Adjournment Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,578,459	971,437	296,206	-

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

September 10, 2024	By:	/s/ Karina M. Fedasz
	Name:	Karina M. Fedasz
	Title:	Interim Chief Financial Officer

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